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EXHIBIT 10.9.1

                      FIRST AMENDMENT TO LEASE DATED 4/1/98

         THIS AMENDMENT to Lease, entered into this 27th day of September, 2001, by and between Cambridge Apartments, Inc., a Minnesota Corporation, and Navarre Corporation, a Minnesota Corporation.

Whereas: Cambridge Apartments, Inc. as lessor and Navarre Corporation as lessee have previously entered into and are now operating under a lease of certain premises dated April 1, 1998.

Whereas: lessee has requested lessor to execute a LANDLORD'S WAIVER AND CONSENT (waiver) in favor of General Electric Capital Corporation (Exhibit 1 attached)

Whereas: Said waiver changes lessor's rights, duties and security under the lease.

NOW, THEREFORE in consideration of lessor furnishing said waiver the parties agree the lease is amended to provide as follows:

A. Lessee shall furnish a letter of credit to protect lessor from loss of rents by reason of relinquishment, curtailment, infringement or loss of rights under the waiver. (Exhibit 2 attached)

B. Lessee shall furnish a security and damage deposit in the amount of $100,000.00 in accordance with Security and Damage Deposit agreement. (Exhibit 3 attached)

All other terms and provisions of lease shall remain in full force and effect.

IN WITNESS WHEREOF, the lessor and the lessee have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year frist above written.

Lessee: Navarre Corporation,               Lessor: Cambridge Apartments, Inc.,
a Minnesota corporation                    a Minnesota corporation

By: _____________________              By: __________________________

Its: _____________________             Its: __________________________

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                           SECURITY AND DAMAGE DEPOSIT

Tenant contemporaneously with the execution of this first amendment to Lease, has deposited with Landlord the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), receipt of which is acknowledged hereby by Landlord, which deposit is to be held by Landlord, without liability for interest, as security and damage deposit for the faithful and performance by Tenant of all its obligations hereunder, during the term hereof and any extension hereof. Landlord may co-mingle such deposit with Landlord's own funds and to use such security deposit for such purpose as Landlord may determine. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof and any extension hereof, and without limiting any other remedy available to Landlord, then Landlord either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained or to be sustained by Landlord due to such breach on the part of Tenant, including, but not limited to overdue and unpaid rent, any other sum payable by Tenant to Landlord pursuant to the provisions of this Lease, damages or deficiencies in any reletting of the Demised Premises, and reasonable attorney's fees incurred by Landlord. Said security deposit shall be returned to Tenant, less any amounts retained by Landlord pursuant to the provisions of this paragraph, at the end of the term of the Lease or any renewal thereof, or upon the earlier termination of this Lease. Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provisions of this Lease or otherwise.

In the event Landlord shall sell the Property, or shall otherwise convey or dispose of its interest in this Lease, Landlord may assign said security deposit or any balance thereof to Landlord's assignee, whereupon Landlord shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to the said assignee for the return and repayment of said security deposit. Said security deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord, and any assignment or encumbrance without such consent shall not bind Landlord. In the event of any rightful and permitted assignment of this Lease by Tenant, said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability with respect to the return of said security deposit to the Tenant.

___________________________                           __________________________
Cambridge Apartments                                  Navarre Corporation

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